Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated February 22, 2010 with respect to the financial statements and financial highlights of Seligman Large-Cap Value Portfolio, Seligman Capital Portfolio, Seligman Smaller-Cap Value Portfolio, Seligman Communications and Information Portfolio, RiverSource Variable Portfolio – S&P 500 Index Fund, Seligman Variable Portfolio – Growth Fund, Seligman Variable Portfolio – Larger-Cap Value Fund, Columbia Mid Cap Growth Fund, Variable Series, Seligman Variable Portfolio – Smaller-Cap Value Fund, and Seligman Global Technology Portfolio included in the Annual Reports for the year ended December 31, 2009 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

November 4, 2010